Exhibit 4.6







                               AGENCY AGREEMENT


                                                              October 27, 2003


Strategic Energy Fund
Strategic Energy Management Corp.
Sentry Select Capital Corp.
2850, 130 King Street West
Toronto, Ontario
M5X 1A4

Attention:  John F. Driscoll, Chairman and Chief Executive Officer

Dear Sirs:

Re:      Offering of Units of Strategic Energy Fund

         First Associates Investments Inc., National Bank Financial Inc., TD Securities Inc., Canaccord Capital Corporation, HSBC Securities (Canada) Inc., Desjardins Securities Inc., Dundee Securities Corporation, Raymond James Ltd., FirstEnergy Capital Corp. and Research Capital Corporation (the "Agents") understand that Strategic Energy Fund (the "Fund") proposes to issue and sell a minimum of 2,500,000 and a maximum of 10,000,000 Units (as herein defined) (the "Firm Units").

         Subject to the terms and conditions hereof, the Fund hereby appoints the Agents as, and the Agents hereby severally, and not jointly, agree to act as, the sole and exclusive agents of the Fund, on a commercially reasonable efforts basis, to obtain subscriptions for the purchase of Firm Units at the Closing Time (as herein defined) at $8.00 per Firm Unit and the Fund agrees to issue the Firm Units so subscribed for in accordance with the terms and conditions of this agreement; provided that, for greater certainty, the Agents shall not be obligated as principals to subscribe for or purchase any of the Firm Units not otherwise subscribed for. The Agents shall be entitled in connection with the offer and sale of the Firm Units to retain as sub-agents other registered securities dealers. The fee payable to such sub-agents shall be for the account of the Agents.

         The Fund hereby grants to the Agents an option (the "Over-Allotment Option") to purchase from the Fund, at the Agents' election, up to that number of Trust Units equal to 15% of the Firm Units issued on the Closing Date (the "Over-Allotment Units") exercisable at any time and from time to time until 5:00 p.m. (Toronto time) on the date which is 60 days following the Closing Date for the purpose of covering over-allotments, if any, at the purchase price of $8.00 per Unit.

1.       Definitions

         In this agreement:

         (a) "Additional Closing Date" and "Additional Closing Time" have the meanings ascribed thereto in subsection 13(b);

         (b) "Agents' counsel" means Stikeman Elliott LLP or such other legal counsel as the Agents, with the consent of the Fund, may appoint;

         (c) "Applicable Securities Laws" means all applicable Canadian securities, rules, regulations, notices and policies in the Qualifying Provinces;

         (d) "Assets" means the investments and other assets of the Fund as described in the Prospectuses;

         (e) "Business Day" means a day which is not Saturday or Sunday or a legal holiday in the City of Toronto, Ontario;

         (f) "Closing Date" means November 6, 2003 or such other date as may be agreed to by the Agents and the Fund, but in any event, prior to December 26, 2003;

         (g) "Closing Time" means 8:45 a.m. (Toronto time) or such other time, on the Closing Date, as the Agents and the Fund may agree;

         (h) "Credit Agreement" means loan agreement entered into on October 10, 2003 between the Fund and a Canadian chartered bank in connection with the Credit Facility;

         (i) "Credit Facility" means a 364-day revolving term credit facility established by a Canadian Chartered bank in favour of the Fund in the principal amount of $4 million;

         (j) "Custodian Agreement" means the custodian agreement dated April 11, 2002 between the Manager, on behalf of the Fund and Computershare Trust Company of Canada;

         (k)      "Exchange" means the Toronto Stock Exchange;

         (l) "Fund Assets" means, collectively, the investments of the Fund and cash;

         (m) "Fund's auditors" means Deloitte & Touche LLP, chartered accountants, Toronto, Ontario;

         (n) "Fund's counsel" means Goodman and Carr LLP or such other legal counsel as the Fund, with the consent of the Agents, may appoint;

         (o) "Fund Financial Statements" means the audited statements of net assets and investment portfolio of the Fund as at December 31, 2002 and the statements of operations, net realized gain on sale of investments, changes in net assets and financial highlights of the Fund for the period from May 9, 2002 to December 31, 2002 and the notes thereto and the unaudited statements of net assets of the Fund as at June 30, 2003and the statements of operations, net realized gain on sale of investments, changes in net assets and financial highlights of the Fund for the six month period ended June 30, 2003 and the comparative prior period;

         (p)      "Investment Advisor" means Sentry Select Capital Corp.;

         (q) "Investment Advisory Agreement" means the investment advisory agreement dated as of April 11, 2002, as amended as of October 22, 2002, among the Manager, the Investment Advisor and the Trustee, on behalf of the Fund;

         (r) "Manager" means Strategic Energy Management Corp., a corporation incorporated under the OBCA;

         (s) "Management Agreement" means the management agreement dated April 11, 2002 between the Manager and the Fund, pursuant to which the Manager manages the Fund;

         (t) "Material Agreements" means, collectively, the Trust Agreement, the Management Agreement, the Custodian Agreement, the Investment Advisory Agreement and the Unanimous Shareholder Agreement;

         (u) "NI 43-201" means National Instrument 43-201 of the Canadian Securities Administrators, as amended or replaced;

         (v) "OBCA" means the Business Corporations Act (Ontario), including the regulations promulgated thereunder;

         (w) "Offered Units" means, collectively, the Firm Units and the Over-Allotment Units;

         (x)      "OSC" means the Ontario Securities Commission;

         (y) "Preliminary Prospectus" means the preliminary prospectus of the Fund dated September 25, 2003 and any amendments thereto, in respect of the distribution of the Offered Units, in the English and French languages;

         (z) "Prospectus" means the (final) prospectus of the Fund and any amendments thereto, in respect of the distribution of the Offered Units, in the English and French languages;

         (aa) "Prospectuses" means, collectively, the Preliminary Prospectus and the Prospectus;

         (bb) "Public Record" means all information filed by or on behalf of the Fund, including without limitation, the Fund Financial Statements, the Prospectus, any Supplementary Material and any other information filed with any Securities Commission in compliance, or intended compliance, with any Applicable Securities Laws;

         (cc) "Qualifying Provinces" means each of the provinces and territories of Canada;

         (dd) "Securities Commissions" means the securities commissions or similar regulatory authorities in the Qualifying Provinces;

         (ee) "Selling Dealer Group" means the dealers and brokers other than the Agents who participate in the offer and sale of the Offered Units pursuant to this agreement;

         (ff) "Supplementary Material" means, collectively, any amendment to the Preliminary Prospectus or Prospectus, any amended or supplemented Preliminary Prospectus or Prospectus or any ancillary material, information, evidence, return, report, application, statement or document which may be filed by or on behalf of the Fund with respect to the distribution of the Offered Units under the Applicable Securities Laws;

         (gg) "Tax Act" means the Income Tax Act (Canada) and the regulations thereunder;

         (hh) "Trustee" means Computershare Trust Company of Canada, as trustee of the Fund;

         (ii) "Trust Agreement" means the amended and restated trust agreement dated as of October 10, 2003, pursuant to which the Fund is governed;

         (jj) "Unanimous Shareholder Agreement" means the agreement dated April 11, 2002 among Petro Assets Inc., the Trustee, on behalf of the Fund, and the Manager, as amended as of October 22, 2002;

         (kk) "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

         (ll)     "Unitholders" means the holders from time to time of Units;

         (mm) "Units" means trust units of the Fund, each unit representing an equal fractional undivided beneficial interest in the Fund;

and "misrepresentation", "material change" and "material fact" shall have the meanings ascribed thereto under the Applicable Securities Laws of the Qualifying Provinces, "distribution" means "distribution" or "distribution to the public", as the case may be, as defined under the Applicable Securities Laws of the Qualifying Provinces and "distribute" has a corresponding meaning.

2.       Agents' Commission

         In consideration for their services in acting as agents in respect of the distribution of and sale of the Offered Units, the Fund agrees to pay the
Agents: (a) at the Closing Time a commission of $0.54 per Offered Unit for each Offered Unit subscribed for and issued by the Fund pursuant to this Agreement (being an aggregate of $168,750 in respect of the minimum number of Offered Units and $675,000 in respect of the maximum number of Offered Units); and (b) at the Additional Closing Time a commission of $0.54 per Over-Allotment Unit purchased.

         The foregoing commission (the "Agents' Commission") may, at the sole option of the Agents, be deducted from the aggregate gross proceeds of the sale of the Offered Units and withheld for the account of the Agents. In the event that Canada Customs and Revenue Agency determines that Goods and Services Tax provided for in the Excise Tax Act (Canada) is exigible on the Agents' Commission, the Fund agrees to pay the amount of Goods and Services Tax forthwith upon the request of the Agents. The Fund also agrees to pay the Agents' expenses as set forth in section 10.

3.       Qualification for Sale

         (a)      The Fund shall:

                  (i)      not later than October 1, 2003, have:

                           (A)      prepared and filed the Preliminary
                                    Prospectus (in the English and French
                                    languages) and other documents required
                                    under the Applicable Securities Laws with the Securities Commissions and designated the OSC as the principal regulator; and

                           (B) obtained a preliminary MRRS decision document from the OSC, evidencing that a receipt has been issued for the Preliminary Prospectus in each Qualifying Province;

                  (ii) forthwith after any comments with respect to the Preliminary Prospectus have been received from the Securities Commissions, but not later than October 28, 2003 (or such later date as may be agreed to in writing by the Fund, the Manager and the Agents), have:

                           (A) prepared and filed the Prospectus (in the English and French languages) and other documents required under the Applicable Securities Laws with the Securities Commissions; and

                           (B) obtained a final MRRS decision document from the OSC, evidencing that a receipt has been issued for the Prospectus in each Qualifying Province, or otherwise obtained a receipt for the Prospectus from each of the Securities Commissions;

                           and otherwise fulfilled all legal requirements to enable the Offered Units to be offered and sold to the public in each of the Qualifying Provinces through the Agents or any other investment dealer or broker registered in the applicable Qualifying Province and who complies with the relevant provisions of the Applicable Securities Laws; and

                  (iii) until the completion of the distribution of the Offered Units, promptly take all additional steps and proceedings that from time to time may be required under the Applicable Securities Laws in each Qualifying Province to continue to qualify the Offered Units for distribution or, in the event that the Offered Units have, for any reason, ceased to so qualify, to again qualify the Offered Units for distribution.

         (b) Prior to the filing of the Prospectuses and, during the period of distribution of the Offered Units, prior to the filing with any Securities Commissions of any Supplementary Material, the Fund shall have allowed the Agents and the Agents' counsel to participate fully in the preparation of, and to approve the form of, such documents and to have reviewed any documents incorporated by reference therein.

         (c) During the period from the date hereof until completion of the distribution of the Offered Units, the Fund shall allow the Agents to conduct all due diligence which they may reasonably require in order to fulfil their obligations as underwriters and in order to enable the Agents responsibly to execute the certificates required to be executed by them in the Prospectuses or in any Supplementary Material.

         (d) The Fund shall take or cause to be taken all such other steps and proceedings, including fulfilling all legal, regulatory and other requirements, as required under Applicable Securities Laws to qualify the Offered Units for distribution to the public in the Qualifying Provinces.

4.       Delivery of Prospectus and Related Documents

         The Fund shall deliver or cause to be delivered without charge to the Agents and the Agents' counsel the documents set out below at the respective times indicated:

         (a) prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions of each of the Preliminary Prospectus and the Prospectus copies of the Preliminary Prospectus and the Prospectus, each in the English and French languages, signed as required by the Applicable Securities Laws of the Qualifying Provinces;

         (b) as soon as they are available, copies of any Supplementary Material, in the English and French languages, as required, signed as required by the Applicable Securities Laws;

         (c) prior to the filing of the Prospectus with the Securities Commissions, a "comfort letter" from the Fund's auditors, dated the date of the Prospectus, addressed to the Agents and reasonably satisfactory in form and substance to the Agents and the Agents' counsel, to the effect that they have carried out certain procedures performed for the purposes of comparing certain specified financial information and percentages appearing in the Prospectus and the documents incorporated therein by reference with indicated amounts in the financial statements or accounting records of the Fund and have found such information and percentages to be in agreement, which comfort letter shall be based on the Fund's auditors review having a cut-off date of not more than two Business Days prior to the date of the Prospectus;

         (d) at the respective times of delivery to the Agents of the Preliminary Prospectus and the Prospectus, the Fund shall deliver to the Agents:

                  (i) an opinion of local counsel in Quebec, addressed to the Agents and the Agents' counsel and dated at the date of the filing of the Preliminary Prospectus and the Prospectus, respectively, in form acceptable to the Agents and the Agents' counsel, acting reasonably, to the effect that, except for information in the Prospectus translated by each of the Fund's auditors, the French language version of such document is in all material respects a complete and proper translation of the English language versions thereof and is not susceptible to any materially different interpretation with respect to any material matter contained therein; and

                  (ii) an opinion from the Fund's auditors, addressed to the Agents and the Agents' counsel and dated the date of the filing of the Preliminary Prospectus and the Prospectus, respectively, in form acceptable to the Agents and the Agents' counsel, acting reasonably, to the effect that the information excepted from the opinion of counsel referred to in subsection 4(d)(i) in the French language version of such document is in all material respects a complete and proper translation of the information contained in the English language versions thereof and is not susceptible to any materially different interpretation with respect to any material matter contained therein.

         Opinions and comfort letters similar to the foregoing shall be provided to the Agents with respect to any Supplementary Material and any other relevant document at the time the same is presented to the Agents for their signature or, if the Agents' signature is not required, at the time the same is filed. All such letters shall be in form and substance acceptable to the Agents and the Agents' counsel, acting reasonably.

         The deliveries referred to in subsections 4(a) and (b) shall also constitute the Fund's consent to the use by the Agents and other members of the Selling Dealer Group of the Prospectuses and any Supplementary Material in connection with the offering and sale of the Offered Units.

5.       Commercial Copies

         (a) The Fund shall, as soon as possible but in any event not later than noon (local time at the place of delivery) on the second Business Day following the date of the filing of the Preliminary Prospectus or the Prospectus, as the case may be, with the Securities Commissions and no later than noon (local time) on the second Business Day after the execution of any Supplementary Material in connection with the Prospectuses cause to be delivered to the Agents, without charge, commercial copies of the Preliminary Prospectus, the Prospectus or such Supplementary Material (in both English and French languages as required by applicable law) in such numbers and in such cities as the Agents may reasonably request by oral or written instructions to the Fund or the printer thereof given no later than the time when the Fund authorizes the printing of the commercial copies of such documents.

6.       Material Change

         (a) During the period of distribution of the Offered Units, the Fund and the Manager will promptly inform the Agents of the full particulars of:

                  (i) any material change (actual, anticipated or threatened) in or affecting the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Fund or the Manager;

                  (ii) any change in any material fact contained or referred to in the Preliminary Prospectus, the Prospectus or any Supplementary Material; and

                  (iii) the occurrence of a material fact or event, which, in any such case, is, or may be, of such a nature as to:

                           (A) render the Preliminary Prospectus, the Prospectus or any Supplementary Material untrue, false or misleading in any material respect;

                           (B) result in a misrepresentation in the Preliminary Prospectus, the Prospectus or any Supplementary Material; or

                           (C) result in the Preliminary Prospectus, the Prospectus or any Supplementary Material not complying in any material respect with the Applicable Securities Laws,

                  provided that if the Fund or the Manager are uncertain as to whether a material change, change, occurrence or event of the nature referred to in this paragraph has occurred, the Fund and the Manager shall promptly inform the Agents of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Agents as to whether the occurrence is of such nature.

         (b) During the period of distribution of the Offered Units, the Fund and the Manager shall promptly inform the Agents of the full particulars of:

                  (i) any request of any Securities Commission for any amendment to the Preliminary Prospectus, the Prospectus or any other part of the Public Record or for any additional information;

                  (ii) the issuance by any Securities Commission or similar regulatory authority, the Exchange or any other competent authority of any order to cease or suspend trading of any securities of the Fund or of the institution or threat of institution of any proceedings for that purpose; and

                  (iii) the receipt by the Fund or the Manager of any communication from any Securities Commission or similar regulatory authority, the Exchange or any other competent authority relating to the Preliminary Prospectus, the Prospectus, any other part of the Public Record or the distribution of the Offered Units.

         (c) The Fund and the Manager will promptly comply to the reasonable satisfaction of the Agents and the Agents' counsel with Applicable Securities Laws with respect to any material change, change, occurrence or event of the nature referred to in subsections 6(a) or (b) above and the Fund and the Manager will prepare and file promptly at the Agents' request any amendment to the Prospectus or Supplementary Material as may be required under Applicable Securities Laws; provided that the Fund and the Manager shall have allowed the Agents and the Agents' counsel to participate fully in the preparation of any Supplementary Material, and conduct all due diligence investigations which the Agents may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Agents responsibly to execute the certificate required to be executed by them in, or in connection with, any Supplementary Material, such approval not to be unreasonably withheld and to be provided in a timely manner. The Fund shall further promptly deliver to each of the Agents and the Agents' counsel a copy of each Supplementary Material in the English and French languages as filed with the Securities Commissions, and of opinions and letters with respect to each such Supplementary Material substantially similar to those referred to in section 4 above.

         (d) During the period of distribution of the Offered Units, the Fund will promptly provide to the Agents, for review by the Agents and the Agents' counsel, prior to filing or issuance:

                  (i)      any financial statement of the Fund or the Manager;

                  (ii) any proposed document, including without limitation any new annual information form, material change report, interim report, or information circular, intended to be filed as part of the Public Record; and

                  (iii)    any press release of the Fund.

7.       Representations and Warranties of the Fund and the Manager

         (a) Each delivery of the Prospectus pursuant to section 4 above shall constitute a joint and several representation and warranty to the Agents by each of the Fund and the Manager (and each of the Fund and the Manager hereby acknowledges that each of the Agents is relying on such representations and warranties in entering into this agreement) that:

                  (i) the Preliminary Prospectus, the Prospectus or any Supplementary Material, as applicable, as the case may be:

                           (A)      are at the respective dates of such
                                    documents, true and correct in all
                                    material respects;

                           (B)      contain no misrepresentation; and

                           (C) contain full, true and plain disclosure of all material facts relating to the Fund and the Offered Units;

                           (other than any information or statement relating solely to the Agents and furnished to the Fund by the Agents expressly for inclusion in the Preliminary Prospectus or Prospectus);

                  (ii) the Preliminary Prospectus, the Prospectus, or any Supplementary Material, as applicable, complies in all material respects with the Applicable Securities Laws; and

                  (iii) except as is disclosed in the Public Record, there has been no intervening material change (actual, proposed or prospective, whether financial or otherwise), from the date of the Preliminary Prospectus, the Prospectus and any Supplementary Material to the time of delivery thereof, in the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Fund.

         (b) In addition to the representations and warranties contained in subsection (a) hereof, each of the Fund and the Manager jointly and severally represents and warrants to the Agents, to the extent that the following representations and warranties relate to them and acknowledges that each of the Agents is relying upon such representations and warranties in entering into this agreement and the Investment Advisor represents and warrants to the Agents to the extent the following representations and warranties relate to it, and acknowledges that each of the Agents is relying upon such representations and warranties in entering into this agreement, that:

                  (i) the Fund has been properly created and is a subsisting trust under the laws of the Province of Ontario and has all requisite trust authority and power to carry on its business as described in the Prospectuses including, without limitation, to perform its obligations under the Material Agreements to which it is a party and to own and administer its properties and assets including, without limitation, the Fund Assets;

                  (ii) each of the Manager and the Investment Advisor has been duly incorporated and organized and is valid and subsisting in good standing under the laws of its jurisdiction of incorporation, or formation as the case may be, and has all requisite authority and power to carry on its business as described in the Prospectuses and to own, lease and operate its properties and assets as described in the Prospectuses including, without limitation, to perform its obligations under the Material Agreements to which it is a party;

                  (iii) each of the Manager and the Investment Advisor is qualified to carry on business and is validly subsisting under the laws of each jurisdiction in which it carries on its business and the Fund is qualified to carry on its activities including, without limitation, owning the Fund Assets in each jurisdiction where it carries on such activities;
                           (iv) neither the Fund nor the Manager has any subsidiaries (as defined in the OBCA), and neither the Fund nor the Manager is "affiliated" with or a "holding corporation" of any body corporate (within the meaning of those terms in the OBCA);

                  (v) the Fund is a "unit trust" and a "mutual fund trust" under the Tax Act and the Fund shall at all times conduct its affairs so as to continue to qualify as a "unit trust" and a "mutual fund trust", including by limiting its activities to investing the property of the Fund in the Fund Assets and other property in which a "mutual fund trust" is permitted by the Tax Act to invest, and will not carry on any other business;

                  (vi) the Fund has full power and authority to issue the Firm Units and the Over-Allotment Units and to grant the Over-Allotment Option and, at the Closing Date, the Firm Units and at the Additional Closing Date, the Over-Allotment Units will be duly and validly authorized, allotted and reserved for issuance and, upon receipt of the purchase price therefor, will be duly and validly issued as fully paid and non-assessable;

                  (vii) none of the Fund, the Manager and the Investment Advisor is in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this agreement by the Fund, the Manager and the Investment Advisor and the transactions contemplated hereby does not and will not result in any breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, the Trust Agreement, any term or provision of the articles, by-laws or resolutions of the Fund, the Manager or the Investment Advisor, or any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document including, without limitation, any Material Agreement to which the Fund, the Manager or the Investment Advisor is a party or by which any of the Fund, the Manager or the Investment Advisor is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Fund, the Manager or the Investment Advisor, which default or breach might reasonably be expected to materially adversely affect the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Fund, the Manager or the Investment Advisor;

                  (viii) there is not in any of the Material Agreements or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Fund or the Manager is a part of by which the Fund or the Manager may be bound, any provision which imposes any restriction upon or impediment to the declaration or payment of distributions by the Fund to holders of Units other than as set out under the Credit Agreement;

                  (ix) each of the Fund, the Manager and the Investment Advisor has full trust or corporate power and authority to enter into this agreement and to perform its obligations set out herein and this agreement has been duly authorized, executed and delivered by the Fund, the Manager and the Investment Advisor and this agreement is a legal, valid and binding obligation of the Fund, the Manager and the Investment Advisor enforceable against the Fund, the Manager and the Investment Advisor in accordance with its terms subject to the general qualifications that:

                           (A)      enforceability may be limited by
                                    bankruptcy, insolvency or other laws
                                    affecting creditors' rights generally; and

                           (B) equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court;

                  (x) the Manager has the authority to enter into this agreement and to execute and deliver, on behalf of the Fund, all other necessary documents in connection with the offering of the Offered Units and the Over-Allotment Units;

                  (xi) there has not been any material change in the capital, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Fund from the position set forth in the most recent Fund Financial Statements except as disclosed in or contemplated by the Prospectuses and there has not been any adverse material change in the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Fund since June 30, 2003 except as disclosed in the Prospectuses; and since that date there have been no material facts, transactions, events or occurrences which could materially adversely affect the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Fund which have not been disclosed in the Prospectuses;

                  (xii) the Fund Financial Statements fairly present, in accordance with generally accepted accounting principles in Canada, consistently applied, the financial position and condition, the results of operations, cash flows and the other information purported to be shown therein of the Fund as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of the Fund as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

                  (xiii) the pro forma financial statements, including the notes thereto, of the Fund contained in the Prospectuses have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied, have been prepared and presented in accordance with Applicable Securities Laws, and include all adjustments necessary for a fair presentation; and such statements provide a reasonable basis for the compilation of the pro forma financial statements and such pro form financial statements, accurately reflect such assumptions;

                  (xiv) no authorization, approval or consent of any court or governmental authority or agency is required to be obtained by the Fund or the Manager in connection with the sale and delivery of the Offered Units hereunder, except such as may be required under the Applicable Securities Laws and by the rules of the Exchange;

                  (xv) there are no actions, suits, proceedings or inquiries pending or (as far as they are aware) threatened against or affecting the Fund, the Manager or the Investment Advisor at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affects, or may in any way materially adversely affect, the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Fund or the Manager, which affect of may affect the performance by the Fund, the Manager or the Investment Advisor of their obligations hereunder or under any of the Material Agreements or which affects or may affect the distribution of the Offered Units;

                  (xvi) each of the Fund and the Manager has conducted and is conducting its business in all material respects in compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and holds all material licences, registrations and qualifications in all jurisdictions in which it carries on business necessary to carry on its business as now conducted and as contemplated to be conducted in the Prospectuses, including, without limitation, performing its obligations under the Material Agreements, if any, to which it is a party;

                  (xvii) each of the Material Agreements is a legal, valid and binding obligation of the respective parties thereto enforceable against such parties in accordance with its terms subject to the general qualifications that:

                           (A)      enforceability may be limited by
                                    bankruptcy, insolvency or other laws
                                    affecting creditors' rights generally; and

                           (B) equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court; and

                           each of the Fund, the Manager and the Investment Advisor, as applicable, are in material compliance with the terms of such Material Agreements and none of the Fund, the Manager or the Investment Advisor is aware of any default or breach of a material nature under any of such Material Agreements by any other party thereto;

                  (xviii) the authorized capital of the Fund consists of an unlimited number of Units of which 2,129,876 Units are issued and outstanding;

                  (xix) no person holds any securities convertible into or exchangeable for Units or has any agreement, warrant, option, right or privilege being or capable of becoming an agreement, warrant, option or right for the acquisition of any unissued Units or other securities of the Fund;

                  (xx) no Securities Commission, stock exchange or similar regulatory authority has issued any order preventing or suspending trading in any securities of the Fund and no proceedings, investigations or inquiries for such purpose are pending or contemplated or (as far as the Fund or the Manager are aware) threatened;

                  (xxi) the Investment Advisor is duly registered under Applicable Securities Laws as required to fulfil its obligations to the Manager under the Material Agreements to which it is a party, and there are no actions, proceedings, or investigations pending or to its knowledge threatened against or affecting, which could materially affect its registration and and/or its ability to fulfil its obligations to the Manager;

                  (xxii) Computershare Trust Company of Canada at its principal office in the cities of Calgary and Toronto, is the duly appointed registrar and transfer agent of the Fund with respect to its Units;

                  (xxiii) the minute books of the Fund and the Manager are true and correct and at the Closing Date will contain the minutes of all meetings and all resolutions of the trustees and of the directors, shareholders and Unitholders of the Fund and the Manager;

                  (xxiv) other than as provided for in this agreement, neither the Fund nor the Manager has incurred any obligation or liability (absolute, accrued, contingent or otherwise) for brokerage fees, finder's fees, agent's commission or other similar forms of compensation with respect to the transactions contemplated herein;

                  (xxv) the issued and outstanding Units are listed and posted for trading on the Exchange;

                  (xxvi) the Fund is a "reporting issuer" or has equivalent status within the meaning of the Applicable Securities Laws in each of the provinces and territories of Canada and is not in default of any material requirement of the Applicable Securities Laws in any material respect;

                  (xxvii) the definitive form of certificates for the Units is in due and proper form under the laws governing the Fund and in compliance with the requirements of the Exchange;

                  (xxviii) subject to liens, charges, encumbrances and
                           security interests of any nature or kind in favour of the lender under the Credit Facility, the Fund has good and marketable title to the Fund Assets, free and clear of all liens, charges, encumbrances and security interests of any nature or kind, save as disclosed in the Prospectuses;

                  (xxix) the Manager has the necessary power and authority to execute and deliver the Prospectuses on behalf of the Fund and all requisite action has been taken by the Manager to authorize the execution and delivery by it of the Prospectuses on behalf of the Fund;

                  (xxx) the attributes and characteristics of the Offered Units conform in all material respects to the attributes and characteristics thereof described in the Prospectuses; and

                  (xxxi) with such exceptions as are not material to the Fund (taken as a whole), the Fund has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which were claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Fund and to the best of the knowledge, information and belief of the Fund and the Manager there are no actions, suits, proceedings, investigations or claims threatened or pending against the Fund in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

         (c)      Certain Additional Covenants

         The Manager and the Fund hereby jointly and severally covenant and agree as follows:

                  (i) unless otherwise directed or authorized by the Unitholders, to use their best efforts to:

                           (A) monitor all aspects of the Fund's affairs relevant to its continuing qualification as a unit trust and a mutual fund trust for purposes of the Income Tax Act (Canada), and will promptly notify First Associates Investments Inc. upon its becoming aware of any circumstance that may cause the Fund to fail to continue to so qualify;

                           (B) monitor the level of ownership of Units held by persons who are not resident in Canada and notify holders of Units in the manner contemplated by the Trust Agreement and the Agents as provided herein upon its becoming aware that:

                                    (1)      more than 40% of the issued and
                                             outstanding Units are held by or
                                             for the benefit of persons who
                                             are not resident in Canada or
                                             circumstances exist that may
                                             reasonably be anticipated to
                                             result in such holding; or

                                    (2)      a governmental body has proposed
                                             to change the Income Tax Act
                                             (Canada) or any other applicable
                                             legislation in a manner which
                                             reasonably could be expected to
                                             have a material adverse effect on
                                             the tax consequences to holders
                                             of Units, including without
                                             limiting the foregoing, any
                                             change or proposed change whereby
                                             the Units may cease to be
                                             eligible investments not
                                             constituting "foreign property"
                                             for any of the various deferred
                                             income plans provided for by the
                                             Income Tax Act (Canada) or
                                             whereby amounts allocated to
                                             Unitholders with respect to the
                                             Fund's income cease to be
                                             deductible by it;

                           (C) the Fund will at all times conduct its affairs so as to continue to enable the Fund to qualify as a mutual fund trust and a unit trust under the Income Tax Act (Canada) and, in particular, the Fund will not carry on any business and will restrict its activities such that its only undertaking will be the investing of its funds in property in which a unit trust and a mutual fund trust are permitted by the Income Tax Act (Canada) to invest; and

                  (ii) to duly, punctually and faithfully do and perform all the obligations to be performed by them under all Material Agreements to which they are a party and all such other things which they represent in the Prospectus will be done by either of them (including, without limitation, make all such elections, filings and distributions).

8.       Indemnity

         (a) Each of the Fund and the Manager, jointly and severally, shall indemnify and save the Agents, and each of the Agents' affiliates, agents, directors, officers, shareholders and employees harmless against and from all liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Offered Units or remuneration or other costs of personnel), costs (including, without limitation, reasonable legal fees and disbursements actually incurred), damages and expenses to which the Agents, or any of the Agents' affiliates, agents, directors, officers, shareholders or employees may be subject or which the Agents, or any of the Agents' agents, directors, officers, shareholders or employees may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by, or arising directly or indirectly from or in consequence of:

                  (i) any information or statement contained in the Preliminary Prospectus, the Prospectus, any Supplementary Material or in any other document or material filed or delivered in respect of the distribution of the Offered Units (other than any information or statement relating solely to the Agents and furnished to the Fund by the Agents expressly for inclusion in the Preliminary Prospectus or Prospectus) which is or is alleged to be untrue or any omission or alleged omission to provide any information or state any fact (other than any information or fact relating solely to the Agents) the omission of which makes or is alleged to make any such information or statement untrue or misleading in light of the circumstances in which it was made;

                  (ii) any misrepresentation or alleged misrepresentation (except a misrepresentation which is based upon information relating solely to the Agents and furnished to the Fund by the Agents expressly for inclusion in the Preliminary Prospectus or Prospectus) contained in the Preliminary Prospectus, the Prospectus or any Supplementary Materials;

                  (iii) any prohibition or restriction of trading in the securities of the Fund or any prohibition or restriction affecting the distribution of the Offered Units imposed by any competent authority if such prohibition or restriction is based on any misrepresentation or alleged misrepresentation of a kind referred to in subsection 8(a)(ii);

                  (iv) any order made or any inquiry, investigation (whether formal or informal) or other proceeding commenced or threatened by any one or more competent authorities (not based upon the activities or the alleged activities of the Agents or their banking or Selling Dealer Group members, if any) prohibiting, restricting, relating to or materially affecting the trading or distribution of the Offered Units during the period of the distribution of the Offered Units; or

                  (v) any breach of, default under or non-compliance by the Fund or the Manager with any requirements of the Applicable Securities Laws or the by-laws, rules or regulations of the Exchange in connection with the distribution of the Offered Units or any representation, warranty, term or condition of this agreement or in any certificate or other document delivered by or on behalf of the Fund or the Manager hereunder or pursuant hereto;

                  provided, however, no indemnified person entitled to indemnification hereunder who has engaged in any fraud, wilful misconduct, fraudulent misrepresentation or negligence shall be entitled, to the extent that the liabilities, claims, losses, costs, damages or expenses were caused by or resulted from such activity, to claim indemnification from any person who has not engaged in such fraud, wilful misconduct, fraudulent misrepresentation or negligence (provided that, for greater certainty, the foregoing shall not disentitle an Agent from claiming indemnification hereunder to the extent that the negligence, if any, relates to the Agent's failure to conduct adequate "due diligence").

         (b) If any claim contemplated by subsection 8(a) shall be asserted against any of the persons or corporations in respect of which indemnification is or might reasonably be considered to be provided for in such paragraph, such person or corporation (the "Indemnified Person") shall notify the Fund and the Manager (collectively the "Indemnifying Parties") (provided that failure to so notify the Indemnifying Parties of the nature of such claim in a timely fashion shall relieve the Indemnifying Parties of liability hereunder only if and to the extent that such failure materially prejudices the Indemnifying Parties) as soon as possible of the nature of such claim and the Indemnifying Parties shall be entitled (but not required) to assume the defence of any claim, proceeding, investigation or suit brought to enforce such claim, provided however, that the defence shall be through legal counsel selected by the Indemnifying Parties and acceptable to the Indemnified Person acting reasonably and that no settlement or admission of liability may be made by the Indemnifying Parties or the Indemnified Person without the prior written consent of the other, such consent not to be unreasonably withheld or delayed and the Indemnifying Parties shall not be liable for any settlement made without their consent. The Indemnified Person shall have the right to retain its own counsel in any proceeding relating to a claim contemplated by subsection 8(a) if:

                  (i) the Indemnified Person has been advised by counsel that there may be a reasonable legal defense available to the Indemnified Person which is different from or additional to a defense available to an Indemnifying Party and that representation of the Indemnified Person and any one or more of the Indemnifying Parties by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case the Indemnifying Parties shall not have the right to assume the defense of such proceedings on the Indemnified Person's behalf);

                  (ii) the Indemnifying Parties shall not have taken the defense of such proceedings and employed counsel within ten (10) days after notice has been given to the Indemnifying Parties of commencement of such proceedings; or

                  (iii) the employment of such counsel has been authorized by the Indemnifying Parties in connection with the defense of such proceedings;

                  and, in any such event, the reasonable fees and expenses of such Indemnified Person's counsel (on a solicitor and his client basis) shall be paid by the Indemnifying Parties, provided that the Indemnifying Parties shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm for all such Indemnified Persons.

         (c) Each of the Indemnifying Parties hereby waives its rights to recover contribution from the Agents with respect to any liability of the Indemnifying Party by reason of or arising out of any misrepresentation in the Preliminary Prospectus, the Prospectus and any Supplementary Material provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of any misrepresentation which is based upon information relating solely to the Agents contained in such document and furnished to the Fund by the Agents expressly for inclusion in the Preliminary Prospectus, the Prospectus or any Supplementary Material.

         (d) If any legal proceedings shall be instituted against an Indemnifying Party in respect of the Preliminary Prospectus, the Prospectus or any Supplementary Material or if any regulatory authority or stock exchange shall carry out an investigation of an Indemnifying Party in respect of the Preliminary Prospectus, the Prospectus or any Supplementary Material and, in either case, any Indemnified Person is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Agents hereunder, the Indemnified Persons may employ their own legal counsel and the Indemnifying Parties shall pay and reimburse the Indemnified Persons for the reasonable fees, charges and disbursements actually incurred of such legal counsel, the other expenses reasonably incurred by the Indemnified Persons in connection with such proceedings or investigation and its reasonable fees at the normal per diem rate for any director, officer or employee of the Agents involved in the preparation for or attendance at such proceedings or investigation if such Indemnified Person is not found liable and/or guilty pursuant to such legal proceedings or investigation or other proceeding or investigation relating to the same matter.

         (e) The rights and remedies of the Indemnified Persons set forth in sections 8, 9 and 10 hereof are to the fullest extent possible in law cumulative and not alternative and the election by any Underwriter or other Indemnified Person to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any other rights and remedies.

         (f) The Indemnifying Parties hereby acknowledge that the Agents are acting as agents for the Agents' respective affiliates, agents, directors, officers, shareholders and employees under this section 8 and under section 9 with respect to all such affiliates, agents, directors, officers, shareholders and employees.

         (g) The Indemnifying Parties waive any right they may have of first requiring an Indemnified Person to proceed against or enforce any other right, power, remedy or security or claim or to claim payment from any other person before claiming under this indemnity. It is not necessary for an Indemnified Person to incur expense or make payment before enforcing such indemnity.

         (h) The rights of indemnity contained in this section 8 shall not apply if the Indemnifying Parties have complied with the provisions of sections 3 and 4 and the person asserting any claim contemplated by this section 8 was not provided with a copy of the Prospectus or any amendment to the Prospectus or other document which corrects any misrepresentation or alleged misrepresentation which is the basis of such claim and which was required, under Applicable Securities Laws, to be delivered to such person by the Agents.

         (i) If the Indemnifying Parties have assumed the defense of any claim, proceeding, investigation or suit brought to enforce a claim hereunder, the Indemnified Person shall provide the Indemnifying Parties copies of all documents and information in its possession pertaining thereto, take all reasonable actions necessary to preserve its rights to object to or defend against the claim, consult and reasonably cooperate with the Indemnifying Parties in determining whether the claim and any legal proceeding resulting therefrom should be resisted, compromised or settled and reasonably cooperate and assist in any negotiations to compromise or settle, or in any defense of, a claim undertaken by the Indemnifying Parties, including without limitation the provision of documents and appropriate officers and employees to give witness statements, attend examinations for discovery, make affidavits, meet with counsel, testify and divulge all information reasonably required to defend or prosecute the proceedings.

9.       Contribution

         In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this agreement is due in accordance with its terms but is, for any reason, held by a court to be unavailable from one or more of the Indemnifying Parties on grounds of policy or otherwise, the Indemnifying Parties and the party or parties seeking indemnification shall contribute to the aggregate liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Offered Units), costs (including, without limitation, reasonable legal fees and disbursements actually incurred), damages and expenses to which they may be subject or which they may suffer or incur:

         (a) in such proportion as is appropriate to reflect the relative benefit received by the Indemnifying Parties on the one hand, and by the Agents on the other hand, from the offering of the Offered Units; or

         (b) if the allocation provided by subsection 9(a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subsection 9(a) above but also to reflect the relative fault of the Agents on the one hand, and the Indemnifying Parties, on the other hand, in connection with the statements, commissions or omissions or other matters which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Indemnifying Parties, on the one hand, and the Agents, on the other hand, shall be deemed to be in the same proportion that the total proceeds of the offering received by the Indemnifying Parties (net of fees but before deducting expenses) bear to the fees received by the Agents. In the case of liability arising out of the Preliminary Prospectus, the Prospectus or any Supplementary Material, the relative fault of the Indemnifying Parties, on the one hand, and of the Agents, on the other hand, shall be determined by reference, among other things, to whether the statement, omission, misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in section 8 relates to information supplied or which ought to have been supplied by, or steps or actions taken or done on behalf of or which ought to have been taken or done on behalf of, one or more of the Indemnifying Parties or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in section 8.

         The amount paid or payable by an Indemnified Person as a result of liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Offered Units), costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) referred to above shall, without limitation, include any legal or other expenses reasonably incurred by the Indemnified Person in connection with investigating or defending such liabilities, claims, demands, losses, costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) whether or not resulting in any action, suit, proceeding or claim.

         Each of the Indemnifying Parties and the Agents agree that it would not be just and equitable if contributions pursuant to this agreement were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraphs. The rights to contribution provided in this section 9 shall be in addition to, and without prejudice to, any other right to contribution which the Agents or other Indemnified Persons may have.

         Any liability of the Agents under this section 9 shall be limited to the amount actually received by the Agents under section 2.

10.      Expenses

         Whether or not the transactions contemplated herein shall be completed, all costs and expenses (including applicable goods and services tax) of or incidental to the transactions contemplated hereby including, without limitation, those relating to the distribution of the Offered Units shall be borne by the Fund including, without limitation, all costs and expenses of or incidental to the preparation, filing, reproduction (including the commercial copies thereof) and translation of the Preliminary Prospectus, the Prospectus, any Supplementary Material and the "greensheet" and the delivery thereof to the Agents, the fees and expenses of the Fund's counsel, the fees and expenses of agent counsel retained by the Fund or the Fund's counsel, the reasonable fees and disbursements of the Agents' counsel, the other out-of-pocket reasonable expenses of the Agents, the fees and expenses of the Fund's transfer agent, auditors, engineers and other outside consultants, all stock exchange listing fees, the cost of preparing record books for all of the parties to this agreement and their respective counsel and all other costs and expenses relating to this transaction.

11.      Termination

         (a) The Agents, or any of them, may, without liability, terminate their obligations hereunder, by written notice to the Fund, in the event that after the date hereof and at or prior to the Closing Time:

                  (i) any order to cease or suspend trading in any securities of the Fund or prohibiting or restricting the distribution of any of the Offered Units, is made, or proceedings are announced, commenced or threatened for the making of any such order, by any securities commission or similar regulatory authority, the Exchange or any other competent authority, and has not been rescinded, revoked or withdrawn;

                  (ii) there should occur or commence, or be announced or threatened, any inquiry, action, suit, investigation or other proceeding (whether formal or informal) in relation to the Fund, the Manager or the Investment Advisor; or any order is issued by any governmental authority or exchange; or any law or regulation is promulgated, changed or announced; or any change or proposed change in the income tax laws of Canada or the interpretation or administration thereof occurs or is announced or threatened; which in the opinion of the Agents or any one of them, acting reasonably, is expected to materially adversely affect the trading in or the distribution of the Offered Units or any other securities of the Fund or would be expected to have a material adverse effect on the market price or value of the Units or other securities of the Fund;

                  (iii) there shall have occurred any material adverse change, as determined by the Agents or any one of them, acting reasonably, in the senior management of the Manager or the Investment Advisor, or in the business, operations, capital or condition (financial or otherwise), business prospects, properties, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Fund, the Manager or the Investment Advisor which in the Agents' opinion, could reasonably be expected to have a significant adverse effect on the market price or value of the Offered Units or the investment quality or marketability of the Offered Units;

                  (iv) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, any law or regulation, or any other occurrence of any nature whatsoever, which, in the opinion of the Agents or any one of them, acting reasonably, seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Fund, the Manager or the Investment Advisor, or the state of the financial markets is such that the Offered Units cannot, in the opinion of the Agents, be successfully marketed;

                  (v) the Agents shall become aware of any adverse material change with respect to the Fund, the Manager or the Investment Advisor which had not been publicly disclosed in writing to the Agents at or prior to the date hereof; or

                  (vi) the Fund, the Manager or the Investment Advisor shall be in breach or default under or non-compliance with any representation, warranty, term or condition of this agreement, in any material respect.

         (b) The Agents, or any of them, may exercise any or all of the rights provided for in subsection 11(a) or section 12 or 16 notwithstanding any material change, change, event or state of facts and (except where the Agent(s) purporting to exercise any of such rights is in breach of its obligations under this agreement) notwithstanding any act or thing taken or done by the Agents or any inaction by the Agents, whether before or after the occurrence of any material change, change, event or state of facts including, without limitation, any act of the Agents related to the offering or continued offering of the Offered Units for sale and any act taken by the Agents in connection with any amendment to the Prospectus (including the execution of any amendment or any other Supplementary Material) and the Agents shall only be considered to have waived or be estopped from exercising or relying upon any of their rights under or pursuant to subsection 11(a) or section 12 or 16 if such waiver or estoppel is in writing and specifically waives or estops such exercise or reliance.

         (c) Any termination pursuant to the terms of this agreement shall be effected by notice in writing delivered to the Fund, provided that no termination shall discharge or otherwise affect any obligation of the Fund or the Manager under section 8, 9 or 10. The rights of the Agents to terminate their obligations hereunder are in addition to, and without prejudice to, any other remedies they may have.

         (d) If an Agent elects to terminate its obligation to purchase the Offered Units as aforesaid, whether the reason for such termination is within or beyond the control of the Fund or the Manager, the liability of the Fund or the Manager hereunder shall be limited to the indemnity referred to in section 8, the contribution rights referred to in section 9 and the payment of expenses referred to in section 10.

12.      Closing Documents

         The obligations of the Agents hereunder, as to the Offered Units to be purchased at the Closing Time shall be conditional upon all representations and warranties and other statements of the Fund and the Manager herein being, at and as of the Closing Time, true and correct in all material respects, the Fund and the Manager having performed in all material respects, at the Closing Time, all of their obligations hereunder theretofore to be performed, the Agents due diligence review not revealing any material adverse information or fact which is not currently generally known to the public which would, in the Agents' reasonable opinion, seriously adversely affect the value or market price of the Units or the investment quality or marketability of the Units and the Agents receiving at the Closing Time:

         (a) favourable legal opinions of the Fund's counsel and the Agents' counsel addressed to the Agents, in form and substance reasonably satisfactory to the Agents, with respect to such matters as the Agents may reasonably request relating to the offering of the Offered Units, the Fund and the Manager and the transactions contemplated hereby, including, without limitation, that:

                  (i) the Fund is valid and existing as a trust under the laws of the Province of Ontario and having the Trustee as its trustee;

                  (ii) the Fund has the capacity and power to own and lease its properties and assets and to conduct its business as described in the Prospectuses;

                  (iii) the Manager has been duly incorporated, is validly subsisting and has all requisite corporate power and authority to carry on its business as now conducted by it and to own its properties and assets and is qualified to carry on business under the laws of the jurisdictions where it carries on a material portion of its business;

                  (iv) each of the Fund and the Manager has all necessary trust or corporate power and authority to enter into this agreement and to perform its obligations set out herein, and this agreement has been duly authorized, executed and delivered by the Fund and the Manager, respectively, and constitutes a legal, valid and binding obligation of each of the Fund and the Manager enforceable against the Fund and the Manager in accordance with its terms subject to laws relating to creditors' rights generally and except that rights to indemnity and contribution may be limited or unavailable by applicable law;

                  (v) the execution and delivery of this agreement and the fulfilment of the terms hereof by each of the Fund and the Manager, and the performance of and compliance with the terms of this agreement by the Fund and the Manager does not and will not result in a breach of, or constitute a default under, and does not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under, any federal or Ontario statute, rule or regulation applicable to the Fund or the Manager term or provision of the Trust Agreement, the articles, by-laws or resolutions of the Unitholders or the directors or shareholders of the Fund or the Manager, as applicable, or any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Fund or the Manager is a party or by which it is bound, of which such counsel is aware including, without limitation, the Material Agreements;

                  (vi) that the Manager has the authority to enter into this agreement on behalf of the Fund and to execute and deliver all other necessary documents in connection with the offering of the Offered Units and the Over-Allotment Units;

                  (vii) as to the authorized and issued capital of the Fund;

                  (viii) the form of the definitive certificate representing the Units has been approved and adopted by the Fund and complies with all legal requirements (including all applicable requirements of the Exchange) relating thereto;

                  (ix) the Offered Units have been duly and validly created, allotted and issued as fully paid and non-assessable Units of the Fund;

                  (x) the Fund and the attributes of the Offered Units conform in all material respects with the description thereof contained in the Prospectuses;

                  (xi) all necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled as required under the Applicable Securities Laws of each of the Qualifying Provinces in order to qualify the Offered Units for distribution and sale to the public in each of such Qualifying Provinces by or through investment dealers and brokers duly registered under the applicable laws of such provinces who have complied with the relevant provisions of such Applicable Securities Laws;

                  (xii) the Fund is a "reporting issuer" not in default of any requirement of the Securities Act (Ontario) and the regulations thereunder and has a similar status under the Applicable Securities Laws of each of the other Qualifying Provinces;

                  (xiii) each of the Fund and the Manager have the necessary power and authority to execute and deliver the Prospectuses and all necessary action has been taken by each of the Fund and the Manager to authorize the execution and delivery by it of the Prospectuses and the filing thereof, as the case may be, in each of the Qualifying Provinces in accordance with Applicable Securities Laws;

                  (xiv) subject to the qualifications set out therein, the statements in the Prospectus under the heading "Canadian Federal Income Tax Considerations" constitute a fair summary of the principal Canadian federal income tax consequences arising under the Tax Act to persons referred to therein who hold Offered Units in the manner described therein;

                  (xv) all laws of the Province of Quebec relating to the use of the French language have been complied with in connection with the sale of the Offered Units to purchasers in the Province of Quebec;

                  (xvi) the Offered Units are conditionally listed and, upon notification to the Exchange of the issuance and sale thereof, will be posted for trading on the Exchange;

                  (xvii) Computershare Fund Company of Canada, at its principal offices in Calgary and Toronto has been duly appointed the transfer agent and registrar for the Fund Units (including the Offered Units);

                  and as to all other legal matters, including compliance with Applicable Securities Laws in any way connected with the issuance, sale and delivery of the Offered Units as the Agents may reasonably request.

                  It is understood that the respective counsel may rely on the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than where they are qualified to practice law, and on certificates of officers of the Fund and the Manager, the transfer agent and the Fund's auditors as to relevant matters of fact. It is further understood that the Agents' counsel may rely on the opinion of the Fund's counsel as to matters which specifically relate to the Fund, the Manager, the Investment Advisor and the Units, including the issuance of the Offered Units;

         (b) a certificate of each of the Fund, the Manager and the Investment Advisor dated the Closing Date, addressed to the Agents and signed on behalf of the Fund, the Manager and the Investment Advisor by the Chief Executive Officer and Chief Operating Officer of the Manager and the Investment Advisor or such other officers or directors thereof as are satisfactory to the Agents, acting reasonably, certifying that:

                  (i) each of the Fund, the Manager and the Investment Advisor has complied with and satisfied in all material respects all terms and conditions of this agreement on its part to be complied with or satisfied at or prior to the Closing Time, as applicable;

                  (ii) the representations and warranties of the Fund, the Manager and the Investment Advisor set forth in this agreement are true and correct in all material respects at the Closing Time, as if made at such time; and

                  (iii) no event of a nature referred to in subsection 11(a)(i), (ii) or (iii) has occurred or to the knowledge of such officer is pending, contemplated or threatened;

                  and the Agents shall have no knowledge to the contrary;

         (c) a comfort letter of the Fund's auditors, addressed to the Agents and dated the Closing Date, as applicable, satisfactory in form and substance to the Agents, acting reasonably, bringing the information contained in the comfort letter or letters referred to in subsection 4(c) up to the Closing Time, as applicable, which comfort letter shall be not more than two Business Days prior to the Closing Date;

         (d) evidence satisfactory to the Agents that the Offered Units have been conditionally listed on the Exchange not later than the close of business on the last Business Day preceding the Closing Date and shall be posted for trading as at the opening of business on the Closing Date; and

         (e) such other certificates and documents as the Agents may request, acting reasonably.

13.      Deliveries

         (a) The sale of the Firm Units shall be completed at the Closing Time at the offices of the Fund's counsel in Toronto, Ontario or at such other place as the Fund and the Agents may agree. Subject to the conditions set forth in section 12, the Agents, on the Closing Date, shall deliver to the Fund a certified cheque or bank draft payable to the Fund at par in Toronto, in the amount of $8.00 in respect of each of the Firm Units subscribed for against delivery by the Fund of:

                  (i) the opinions, certificates and documents referred to in section 12;

                  (ii) a book entry certificate representing, in the aggregate, all of the Firm Units subscribed for registered in the name of CDS or in such name or names as the Agents shall notify the Fund in writing not less than 24 hours prior to the Closing Time; and

                  (iii) a certified cheque or bank draft payable to First Associates Investments Inc. representing the commission provided for in section 2 in respect of the Firm Units subscribed for;

                  or the Agents may, in their discretion, deliver a certified cheque or bank draft payable to the Fund at par in Toronto for the net amount of the amount in respect of the Units referred to above and the amount referred to in (iii) above.

         (b) The sale of the Over-Allotment Units, if applicable, shall be completed at the offices of the Fund's counsel in Toronto, Ontario or at such other place as the Fund and the Agents may agree, on the date (the "Additional Closing Date") and at the time ("Additional Closing Time") specified by the Agents in the written notice given by the Agents pursuant to their election to purchase such Over-Allotment Units (provided that in no event shall such time be earlier than the Closing Time or earlier than two or later than ten Business Days after the date of the written notice of the Agents to the Fund in respect of the Over-Allotment Units), or at such other time and date as the Agents and the Fund may agree upon in writing. Subject to the conditions set forth in section 12, the Agents, at the Additional Closing Time, shall deliver to the Fund a certified cheque or bank draft payable to the Fund at par in Calgary, in the amount of $8.00 per Over-Allotment Unit agreed to be purchased by the Agents from the Fund pursuant to their exercise of the Over-Allotment Option, against delivery by the Fund of:

                  (i) the opinions, certificates and documents referred to in section 12;

                  (ii) a book entry certificate representing, in the aggregate, all of the Over-Allotment Units subscribed for registered in the name of CDS or in such name or names as the Agents shall notify the Fund in writing not less than 24 hours prior to the Closing Time; and

                  (iii) a certified cheque or bank draft payable First Associates Investments Inc. representing the fee provided for in section 2 in respect of the Over-Allotment Units purchased.

14.      Restrictions on Offerings

         The Fund agrees that, prior to 90 days after the Closing Date, it shall not, directly or indirectly, sell or offer to sell any Units, or otherwise issue, lend, transfer or dispose of any securities exchangeable, convertible or exercisable into Units or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units, whether any such transaction is settled by delivery of Units or other such securities, in cash or otherwise, or announce any intention to do any of the foregoing, except pursuant to the reinvestment of distributions by the Fund, without the prior consent of First Associates Investments Inc. and National Bank Financial Inc., on behalf of the Agents, which consent may not be unreasonably withheld or delayed.

15.      Notices

         Any notice or other communication to be given hereunder shall, in the case of notice to be given to the Fund or the Manager, be addressed to the Manager, c/o John F. Driscoll, at the above address, Fax No. (416) 364-5615 with a copy to:

         Goodman & Carr LLP
         2300, 200 King Street West
         Toronto, Ontario  M5H 3W5

         Attention:   Marvin J. Singer
         Fax No.:     (416) 595-0567

and, in the case of notice to be given to the Agents, be addressed to:

         First Associates Investments Inc.
         Bay Wellington Tower, BCE Place
         Suite 900, 181 Bay Street
         Toronto, Ontario  M5J 2T3

         Attention:   Patrick Leung
         Fax No.:     (416) 864-9151

         National Bank Financial Inc.
         2000 Bankers Hall East
         855 - 2nd Street S.W.
         Calgary, Alberta  T2P 4J8

         Attention:   L. Trevor Anderson
         Fax No.:     (403) 265-0543

         TD Securities Inc.
         66 Wellington Street West
         8th Floor, TD Tower
         Toronto, Ontario  M5K 1A2

         Attention:   J. David Beattie
         Fax No.:     (416) 983-3176

         Canaccord Capital Corporation
         400, 409 - 8th Avenue S.W.
         Calgary, Alberta  T2P 1E3

         Attention:   Karl B. Staddon
         Fax No.:     (403) 508-3866

         HSBC Securities (Canada) Inc.
         Box 67, Suite 5300
         Toronto Dominion Centre
         Toronto Dominion Bank Tower
         Toronto, Ontario  M5K 1E7

         Attention:   Deborah J. Simkins
         Fax No.:     (416) 868-3060

         Desjardins Securities Inc.
         2 Complexe Desjardins
         Tour de l'Est, 15th Floor
         C.P. 394, succ. Desjardins
         Montreal, Quebec  H5B 1J2

         Attention:   Jacques Lemay
         Fax No.:     (514) 842-7975

         Dundee Securities Corporation
         20 Queen Street West
         4th Floor
         Toronto, Ontario  M5H 3R3

         Attention:   David G. Anderson
         Fax No.:     (416) 350-3312

         Raymond James Ltd.
         2500, 707 - 8th Avenue S.W.
         Calgary, Alberta  T2P 1H5

         Attention:   Edward J. Bereznicki
         Fax No.:     (403) 509-0535

         FirstEnergy Capital Corp.
         1600, 333 - 7th Avenue S.W.
         Calgary, Alberta  T2P 4J7

         Attention:   Nicholas J. Johnson
         Fax No.:     (403) 262-0688

         Research Capital Corporation
         Ernst & Young Tower
         222 Bay Street, Suite 1500
         Toronto-Dominion Centre, P.O. Box 265
         Toronto, Ontario  M5K 1J5

         Attention:   Beth A. Shaw
         Fax No.:     (416) 860-7671

and a copy to:

         Stikeman Elliott LLP
         4300 Bankers Hall West
         888 - 3rd Street S.W.
         Calgary, Alberta   T2P 5C5

         Attention:   Christopher Nixon
         Fax No.:     (403) 266-9034

or to such other address as the party may designate by notice given to the other. Each communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee, and:

         (a) a communication which is personally delivered shall, if delivered before 4:00 p.m. (local time at the place of delivery) on a Business Day, be deemed to be given and received on that day and, in any other case be deemed to be given and received on the first Business Day following the day on which it is delivered; and

         (b) a communication which is sent by facsimile transmission shall, if sent on a Business Day before 4:00 p.m. (local time at the place of receipt), be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent.

16.      Conditions

         All terms, covenants and conditions of this agreement to be performed by the Fund and the Manager shall be construed as conditions, and any breach or failure to comply with any material terms and conditions which are for the benefit of the Agents shall entitle the Agents to terminate their obligations hereunder, by written notice to that effect given to the Fund prior to the Closing Time. The Agents may waive in whole or in part any breach of, default under or non-compliance with any representation, warranty, term or condition hereof, or extend the time for compliance therewith, without prejudice to any of their rights in respect of any other representation, warranty, term or condition hereof or any other breach of, default under or non-compliance with any other representation, warranty, term or condition hereof, provided that any such waiver or extension shall be binding on the Agents only if the same is in writing.

         All terms and conditions of this Agreement to be performed by the Agents shall be construed as conditions, and any breach or failure to comply with any material terms and conditions shall entitle the Fund to terminate its obligations to sell the offered Units and the Over-Allotment Units by written notice to that effect given to the Agents prior to the Closing Date. The Fund may waive in whole or in part any breach of, default under or non-compliance with any representation, warranty, term or condition hereof, or extend the time for compliance therewith, without prejudice to any of their rights in respect of any other representation, warranty, term or condition hereof or any other breach of, default under or non-compliance with any other representation, warranty, term or condition hereof, provided that any such waiver or extension shall be binding on the Fund only if the same is in writing.

17.      Survival of Representations and Warranties

         All representations, warranties, terms and conditions herein (including, without limitation, those contained in section 7) or contained in certificates or documents submitted pursuant to or in connection with the transactions contemplated herein shall survive the payment by the Agents for the Offered Units, the termination of this agreement and the distribution of the Offered Units pursuant to the Prospectus and shall continue in full force and effect for the benefit of the Agents regardless of any investigation by or on behalf of the Agents with respect thereto, in the case of terms or conditions and, in the case of representations or warranties for a period of 3 years following the Closing Date.

18.      Authority to Bind Agents

         The Fund and the Manager shall be entitled to and shall act on any notice, waiver, extension or communication given by or on behalf of the Agents by First Associates Investments Inc., which shall represent the Agents and which shall have the authority to bind the Agents in respect of all matters hereunder, except in respect of any settlement under section 8 or 9 or any matter referred to in section 11. While not affecting the foregoing, First Associates Investments Inc. shall consult with the other Agents with respect to any such notice, waiver, extension or other communication.

19.      Agents Covenants

         (a) Each of the Agents covenants and agrees with the Fund that it will:

                  (i) conduct activities in connection with the proposed offer and sale of the Offered Units in compliance with all the Applicable Securities Laws and cause a similar covenant to be contained in any agreement entered into with any Selling Dealer Group established in connection with the distribution of the Offered Units;

                  (ii) not solicit subscriptions for the Offered Units, trade in Offered Units or otherwise do any act in furtherance of a trade of Offered Units outside of the Qualifying Provinces or in other jurisdictions outside of Canada; and

                  (iii) as soon as reasonably practicable after the Closing Date provide the Fund with a breakdown of the number of Offered Units sold in each of the Qualifying Provinces and, upon completion of the distribution of the Offered Units, provide to the Fund notice to that effect, if required by Applicable Securities Laws.

         (b) For the purposes of this section 19, the Agents shall be entitled to assume that the Offered Units may be lawfully offered for sale and sold in the Qualifying Provinces if the final MRRS decision document has been issued evidencing that a receipt for the Prospectus has been issued by the Securities Commissions, provided the Agents do not have actual knowledge, and have not been notified in writing by the Fund or the Manager, of any circumstances that would legally prohibit such distribution.

         (c) No Underwriter will be liable to the Fund under this section 19 with respect to a default by any of the other Agents but will be liable to the Fund only for its own default.

20.      Severance

         If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this agreement, but this agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

21.      Relationship Between the Fund, the Manager and the Agents

         The Fund and the Manager: (i) acknowledge and agree that the Agents have certain statutory obligations as registrants under the Applicable Securities Laws and have fiduciary relationships with their clients; (ii) acknowledge and agree that the Agents are neither the agents of the Fund or the Manager nor otherwise fiduciaries of the Fund or the Manager; and (iii) consent to the Agents acting hereunder while continuing to act for their clients. To the extent that the Agents' statutory obligations as registrants under the Applicable Securities Laws or fiduciary relationships with their clients conflicts with their obligations hereunder the Agents shall be entitled to fulfil their statutory obligations as registrants under the Applicable Securities Laws and their duties to their clients. Nothing in this agreement shall be interpreted to prevent the Agents from fulfilling their statutory obligations as registrants under the Applicable Securities Laws or to act as a fiduciary of their clients.

22.      Stabilization

         In connection with the distribution of the Offered Units, the Agents may over-allot or effect transactions which stabilize or maintain the market price of the Units at levels other than those which might otherwise prevail in the open market, but in each case only as permitted by applicable law. Such stabilizing transactions, if any, may be discontinued at any time.

23.      Governing Law

         This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each of the Fund and the Manager and the Agents hereby attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

24.      Time of the Essence

         Time shall be of the essence of this agreement.

25.      Counterpart Execution

         This agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile transmission.

26.      Contractual Obligations of Fund

         The obligations or liabilities, if any, of the Trustee or the Fund hereunder shall not be binding upon, nor shall resort be had to the property of, any of the unitholders of the Fund and such obligations and liabilities shall not be binding upon such unitholders. The unitholders of the Fund shall not be subject to any personal liability whatsoever, in tort, contract or otherwise in connection with the obligations of the Trustee and the Fund hereunder. The obligations or liabilities, if any, of the Trustee or the Fund hereunder and any claims arising out of or in connection with this agreement shall be satisfied only out of the property of the Fund and the property of the Fund only shall be subject to levy or execution. No resort may be had to the property of any unitholders. The provisions of this paragraph shall enure to the benefit of the heirs, successors, assigns and personal representatives of the unitholders of the Fund and, to the extent necessary to provide effective enforcement of such provisions, the Trustee is hereby acknowledged to be acting, and shall be entitled to act as, trustee for the unitholders of the Fund.

27.      Custodian of Subscription Proceeds

         First Associates Investments Inc. agrees to act as depositary for the subscription funds. In the event that the minimum offering of 2,500,000 Units is not achieved and the necessary consents are not obtained or if the Closing does not occur for any reason, the First Associates Investments Inc. (or in the event that an Agent other than First Associates Investments Inc. still holds such subscription proceeds, such Agent) will return the subscription proceeds received from the subscribers promptly without interest or deduction, unless the subscribers have otherwise instructed First Associates Investments Inc.

28.      Further Assurances

         Each party to this agreement covenants agrees that, from time to time, it will, at the request of the requesting party, execute and deliver all such documents and do all such other acts and things as any party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this agreement or of any agreement or other document executed pursuant to this agreement or any of the respective obligations intended to be created hereby or thereby.

29.      Use of Proceeds

         Each of the Manager and the Fund hereby covenant and agree to use the net proceeds of the sale of the Units hereunder in accordance with the disclosure in the Prospectus.

             (Remainder of this page is intentionally left blank.)

30.      Entire Agreement

         It is understood that the terms and conditions of this agreement supersede any previous verbal or written agreement between the Agents and the Fund or the Manager.

         If the foregoing is in accordance with your understanding and is agreed to by you, please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and by returning the same to First Associates Investments Inc.

                                              FIRST ASSOCIATES INVESTMENTS INC.


                                              By:    /s/ John M. Peltier
                                                     --------------------------


                                              NATIONAL BANK FINANCIAL INC.


                                              By:    /s/ L. Trevor Anderson
                                                     --------------------------


                                              TD SECURITIES INC.


                                              By:    /s/ David Beattie
                                                     --------------------------


                                              CANACCORD CAPITAL CORPORATION


                                              By:    /s/ Karl B. Staddon
                                                     --------------------------


                                              HSBC SECURITIES (CANADA) INC.


                                              By:    /s/ Deborah J. Simkins
                                                     --------------------------


                                              DESJARDINS SECURITIES INC.


                                              By:    /s/ Jacques Lemay
                                                     --------------------------



                       (Executions continue on Page 30)

                      (Executions continued from Page 29)


                                              DUNDEE SECURITIES CORPORATION


                                              By:    /s/ David J. Anderson
                                                     --------------------------


                                              RAYMOND JAMES LTD.


                                              By:    /s/ Edward J. Bereznicki
                                                     --------------------------


                                              FIRSTENERGY CAPITAL CORP.


                                              By:    /s/ Nicholas J. Johnson
                                                     --------------------------


                                              RESEARCH CAPITAL CORPORATION


                                              By:    /s/ Beth A. Shaw
                                                     --------------------------



ACCEPTED AND AGREED to as of the ____
day of October, 2003.


STRATEGIC ENERGY FUND by its Manager,         STRATEGIC ENERGY MANAGEMENT CORP.
Strategic Energy Management Corp.


By:   /s/ John F. Driscoll                    By:  /s/ John F. Driscoll
      -------------------------------              ----------------------------


SENTRY SELECT CAPITAL CORP.


By:   /s/ John F. Driscoll
      -----------------------------